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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-42310 of EGL, Inc. of our report dated March 29, 2000, appearing in the Annual Report on Form 10-K of Circle International Group, Inc. for the year ended December 31, 1999, and to the reference to us under the heading "Experts" and "Accounting Treatment of the Merger" in the joint proxy statement/prospectus which is part of this Registration Statement.


Deloitte & Touche LLP

San Francisco, California

August 8, 2000